Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, R. Brad Martin, Chairman of the Board of Directors and Chief Executive Officer of Saks Incorporated (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended May 1, 2004 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 9th day of June, 2004.

/s/ R. Brad Martin
R. Brad Martin
Chairman of the Board of Directors
and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Saks Incorporated and will be retained by Saks Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.